UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STARWOOD WAYPOINT RESIDENTIAL TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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December 9, 2015

Dear Shareholder:

TIME IS GROWING SHORT—

PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED!

The December 17, 2015 special meeting of shareholders of Starwood Waypoint Residential Trust (“SWAY”) is fast approaching, and according to our latest records, we have not yet received your vote. The board of trustees of SWAY unanimously recommends that shareholders vote FOR (1) the proposal to internalize SWAY’s management, (2) the proposal to approve the issuance of SWAY common shares in connection with the merger with Colony American Homes, Inc. and (3) the proposal to approve the adjournment of the special meeting to a later date, if necessary or appropriate.

To ensure that your shares are represented at the meeting, please take a moment to vote your shares TODAY by telephone or via the Internet. You may also sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Barry S. Sternlicht

Chairman of the Board of Trustees

YOUR VOTE IS IMPORTANT—

Since time is short, we encourage you to vote your shares by telephone or by

Internet—please simply follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.